UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                           September 9, 2005
Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06357 (Commission File No.)	13-2595091 (IRS Employer Identification No.)

500 108th Avenue NE, Bellevue, Washington 98004
(Address of principal executive offices)    (Zip Code)

                                (425) 453-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

          Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On September 8, 2005, the Board of Directors of Esterline Technologies Corporation (the “Company”) appointed Gary Posner as Corporate Controller and Chief Accounting Officer of the Company. In connection with this appointment, Mr. Posner will serve as the Company’s principal accounting officer. Mr. Posner served as Corporate Controller of the Company since April 2003 and Director of Corporate Accounting of the Company from November 2001 until April 2003. From February 2000 until November 2001, Mr. Posner served as Vice President of Finance at Kirkhill-TA Co., part of the Company’s Advanced Materials segment. Mr. Posner is a Certified Public Accountant and holds a Bachelor of Science degree from California State University at Long Beach.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On September 8, 2005, the Board of Directors of the Company approved amended and restated By-Laws of the Company (the “Restated By-Laws”). The Restated By-Laws amend and restate in its entirety the Company’s By-Laws and include an amendment to Section 3.2 to change the number of authorized directors to not less than seven (7) or more than twelve (12) from not less than three (3) or more than fourteen (14).

Item 9.01       Financial Statements and Exhibits.

             (c)     Exhibits.

                       Exhibit No.         Description

                           3.2                    By-laws of Esterline Technologies Corporation, as amended and restated September 8, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: September 9, 2005	By:	/s/ Robert D. George
Name: Robert D. George Title: Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.         Description

    3.2                    By-laws of Esterline Technologies Corporation, as amended and restated September 8, 2005.